Exhibit 99.2

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF BANKING AND SECURITIES

:
Commonwealth Of Pennsylvania	:	Docket No.: 250020 (ENF-ORD)
Department of Banking and Securities	:
Bureau of Bank Supervision,	:
:
v.	:
:
Quaint Oak Bank	:
:

TERMINATION ORDER

IT IS HEREBY ORDERED that the Consent Order issued May 15, 2025, against

Quaint Oak Bank is terminated pursuant to Section 501.A of the Department of Banking and

Securities Code, 71 P.S. § 501.A and Paragraph X of the Consent Order.

Dated: March 30, 2026	By:

Robert C. Lopez, Director Bureau of Bank Supervision Commonwealth of Pennsylvania Department of Banking and Securities 17 North Second Street, Suite 1300 Harrisburg, PA 17101